As filed with the Securities and Exchange Commission on August 27, 2003
Investment Company Act File No. 811-10631

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM N-1A
REGISTRATION STATEMENT UNDER THE
INVESTMENT COMPANY ACT OF 1940	[X]
	Amendment No. 2 (Check appropriate box or boxes)	[X]

MASTER INSTITUTIONAL MONEY MARKET TRUST (Exact Name of Registrant as Specified in Charter)

One Financial Center Boston, Massachusetts 02111 (Address of Principal Executive Offices)

(617) 342-1600 (Registrant’s Telephone Number, including Area Code)

BARRY F.X. SMITH Master Institutional Money Market Trust One Financial Center Boston, Massachusetts 02111 (Name and Address of Agent for Service)

Copies to:
Counsel for the Trust: Leonard B. Mackey, Jr., Esq. Clifford Chance US LLP 200 Park Avenue New York, New York 10166	Andrew J. Donohue, Esq. Fund Asset Management, L.P. P.O. Box 9011 Princeton, N.J. 08543-9011

EXPLANATORY NOTE

This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “Investment Company Act”). However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the “1933 Act”), because such interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which is to be used or distributed as a stand alone document.

Master Institutional Money Market Trust (the “Master Trust”) is part of a master-feeder structure (as described below). Part A of this Registration Statement should be read in conjunction with (a) Post-Effective Amendment No. 26 of the Registration Statement on Form N-1A (Securities Act File No. 33-14190 and Investment Company Act File No. 811-5149) of Merrill Lynch Funds for Institutions Series (the “Trust”), as filed with the Securities and Exchange Commission (the “Commission”) on August 27, 2003, and as amended from time to time (the “Merrill Lynch Registration Statement”). Part A of the Merrill Lynch Registration Statement includes the prospectus of the Trust.

The Trust consists of five series — Merrill Lynch Premier Institutional Fund (the “Premier Institutional Fund”), Merrill Lynch Institutional Fund (the “Institutional Fund”), Merrill Lynch Treasury Fund (the “Treasury Fund”), Merrill Lynch Government Fund (the “Government Fund”) and Merrill Lynch Institutional Tax-Exempt Fund (the “Institutional Tax-Exempt Fund”). Each of the Premier Institutional Fund, Institutional Fund and Institutional Tax-Exempt Fund invests all of its assets in beneficial interests of a corresponding series of the Master Trust. Currently, the Trust is the only feeder fund that invests in the Master Trust. The Trust and any other feeder fund that may invest in the Master Trust are referred to herein as “Feeder Funds.”

PART A AUGUST 27, 2003

MASTER INSTITUTIONAL MONEY MARKET TRUST

Responses to items 1, 2, 3, 5 and 9 have been omitted pursuant to Paragraph 2(b) of Instruction B of the general instructions to Form N-1A.

Item 4. Investment Objectives, Principal Investment Strategies, and Related Risks.

     (a) Investment Objectives

     The Master Trust consists of five series — Merrill Lynch Premier Institutional Portfolio (the “Premier Institutional Portfolio”), Merrill Lynch Institutional Portfolio (the “Institutional Portfolio”), Merrill Lynch Government Portfolio (the “Government Portfolio”), Merrill Lynch Treasury Portfolio (the “Treasury Portfolio”) and Merrill Lynch Institutional Tax-Exempt Portfolio (the “Tax-Exempt Portfolio”) (each, a “Master Fund”). The investment objective of each of the Premier Institutional Portfolio and Institutional Portfolio is to seek maximum current income consistent with liquidity and the maintenance of a portfolio of high quality short-term money market securities. The investment objective of the Government Portfolio is to seek current income consistent with liquidity and security of principal by investing in a portfolio of securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities. The investment objective of the Treasury Portfolio is to seek current income consistent with liquidity and security of principal by investing in a portfolio of securities that are direct obligations of the U.S. Treasury. The investment objective of the Institutional Tax-Exempt Portfolio is to seek current income exempt from Federal income taxes, preservation of capital and liquidity available from investing in a diversified portfolio of short-term, high quality tax-exempt money market securities.

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(b) Implementation of Investment Objectives

Premier Institutional Portfolio and Institutional Portfolio

     Each of these Master Funds seeks current income, preservation of capital and liquidity.

     Outlined below are the main strategies the Portfolios use in seeking to achieve their investment objectives:

     Each of these Master Funds tries to achieve its objectives by investing in a diversified portfolio of short-term money market securities. These instruments are dollar-denominated fixed-income securities that have a remaining maturity of up to 762 days (25 months) if the U.S. Government or a U.S. Government agency has issued or guaranteed the debt, and 397 days (13 months) in the case of all other securities. Other than U.S. Government and U.S. Government agency securities, each of these Master Funds only invests in money market instruments of issuers with one of the two highest short-term ratings from a nationally recognized credit rating organization or unrated instruments which, in the opinion of Fund Management, are of similar credit quality.

Fund Management will vary the types of money market instruments in each Master Fund’s portfolio, as well as the Master Fund’s average maturity, in response to its assessment of the relative value of different securities and future short-term interest rates. Each Master Fund’s dollar-weighted average portfolio maturity will not exceed 90 days.

The money market obligations each Master Fund may buy are:

U.S. Government Securities — Debt securities issued by or guaranteed as to principal and interest by the U.S. Government and supported by the full faith and credit of the United States.

U.S. Government Agency Securities — Debt securities issued by U.S. Government agencies, U.S. government-sponsored enterprises and U.S. government instrumentalities. Agency securities may be supported only by the credit of the issuer, not the full faith and credit of the United States.

Bank Money Instruments — Obligations of commercial banks or other depository institutions, such as (but not limited to) certificates of deposit, bankers’ acceptances, bank notes and time deposits. Each Master Fund may only invest in obligations of savings banks and savings and loan associations organized and operating in the United States. Each Fund may invest in obligations of commercial banks issued by U.S. depository institutions, foreign branches or subsidiaries of U.S. depository institutions (called Eurodollar obligations) or U.S. branches or subsidiaries of foreign depository institutions (called Yankeedollar obligations). Each Master Fund may invest in Eurodollar obligations only if they are general obligations of the parent bank.

Each Master Fund may also invest in bank money instruments issued by foreign branches and subsidiaries of foreign banks.

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Commercial Paper — Obligations, usually of nine months or less, issued by corporations, securities firms and other businesses for short-term funding.

     Repurchase Agreements — In a repurchase agreement, a Master Fund buys a security from another party, which agrees to buy it back at an agreed upon time and price. Each Master Fund may invest in repurchase agreements involving the money market securities described above.

Short-Term Obligations. Corporate or foreign government debt and asset backed securities with a period of 397 days or less remaining to maturity.

Floating Rate Obligations. Obligations of government agencies, corporations, depository institutions or other issuers that periodically reset their interest rate to reflect a current market rate, such as the federal funds rate or a bank’s prime rate, or the level of an interest rate index, such as LIBOR (a well-known short-term interest rate index).

Insurance Company Obligations. Short-term funding agreements and guaranteed insurance contracts with fixed or floating interest rates.

     Master Notes. Variable principal amount demand instruments issued by securities firms and other corporate issuers.

     Other strategies. In addition to the main strategies discussed above, these Master Funds may use certain other investment strategies.

Other Eligible Investments. Other money market instruments permitted by Securities and Exchange Commission rules governing money market funds.

Reverse Repurchase Agreements. In a reverse repurchase agreement, a Master Fund sells a security to another party and agrees to buy it back at a specific time and price. Each Master Fund may invest in reverse repurchase agreements involving the money market securities described above.

When-Issued, Delayed-Delivery and Forward Commitments. Each Master Fund may buy or sell money market securities on a when-issued, delayed-delivery and forward commitment basis. In these transactions, the Master Fund buys or sells the securities at an established price with payment and delivery taking place in the future. The value of the security on the delivery date may be more or less than its purchase or sale price.

     These Master Funds may also lend their portfolio securities.

     Each Master Fund’s yield will fluctuate as market conditions and interest rates change and as the short-term securities in its portfolios mature and the proceeds are reinvested in securities with different interest rates.

     While each Master Fund has maintained a constant share price since inception and will continue to try to do so, the following factors could reduce each Master Fund’s income level and/or share price.

•	interest rates could rise sharply, causing the Fund’s share price to drop.
•	any of the Fund’s holdings could have its credit rating downgraded or could default.
•	the risks generally associated with dollar-denominated foreign investments, such as economic and political developments, seizure or nationalization of deposits, imposition of taxes or other restrictions on the payment of principal and interest.

An investment in each of these Master Funds is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the Master Fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Master Fund.

Government Portfolio

     This Master Fund’s objectives are to seek current income consistent with liquidity and security of principal by investing in a portfolio of securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities. The Master Fund may also invest in repurchase agreements involving the securities described above.

     The Master Fund currently has no investments.

     Outlined below are the main strategies the Master Fund uses in seeking to achieve its investment objectives:

In seeking to achieve the Master Fund’s objectives, Fund management varies the kinds of direct U.S. Government securities held in the portfolio and its average maturity. Fund management, as delegated by the Master Fund’s Board of Trustees, decides on which securities to buy and sell based on its assessment of the relative values of different securities and future interest rates. Fund management seeks to improve the Master Fund’s yield by taking advantage of differences in yield that regularly occur among securities of a similar kind. For example, market conditions frequently result in similar securities trading at different prices. Fund management seeks to improve the Master Fund’s yield by buying and selling securities based on these yield differences.

The direct U.S. Government obligations the Master Fund may buy are:
•	U.S. Treasury obligations.
•	U.S. Government agency securities.
•	Variable rate U.S. Government agency obligations, which have interest rates that reset periodically prior to maturity based on a specific index or interest rate.

4

•	Deposit receipts, which represent interests in component parts of U.S. Treasury bonds or other U.S. Government or U.S. Government agency securities.

The Master Fund may invest in securities with remaining maturities of up to 762 days (25 months). The Master Fund’s dollar-weighted average portfolio maturity will not exceed 90 days.

     Other strategies. In addition to the main strategies discussed above, the Master Fund may use certain other investment strategies.

     The Master Fund may also enter into reverse repurchase agreements involving securities described above. The Master Fund may also invest in the U.S. Government securities described above pursuant to purchase and sale contracts.

    The Master Fund may buy and sell U.S. Government securities on a when-issued, delayed-delivery or forward commitment basis. In these transactions, the Master Fund buys or sells a security at an established price with payment and delivery taking place in the future. The value of the security on the delivery date may be more or less than its purchase or sale price.

     The Master Fund may also lend its portfolio securities.

The Master Fund’s yield will fluctuate as market conditions and interest rates change and as the short-term securities in its portfolio mature and the proceeds are reinvested in securities with different interest rates.

An investment in the Master Fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. The Master Fund could lose money if short-term interest rates rise sharply in a manner not anticipated by Fund Management. Although the Master Fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Master Fund.

Treasury Portfolio

     This Master Fund’s objectives are to seek current income consistent with liquidity and security of principal by investing all of its assets in a portfolio of securities that are direct obligations of the U.S. Treasury. The Master Fund will provide interest holders with at least 60 days prior notice of any change in the investment strategy described above.

     The Master Fund currently has no investments.

     Outlined below are the main strategies the Master Fund uses in seeking to achieve its investment objectives:

In seeking to achieve the Master Fund’s objectives, Fund management varies the kinds of direct U.S. Treasury securities held in the portfolio and its average maturity. Fund management, as delegated by the Fund’s Board of Trustees, decides on which securities to buy and sell based on its assessment of the relative values of different securities and future interest rates. Fund management seeks to improve the Master Fund’s yield by taking advantage of differences in yield that regularly occur among securities of a similar kind. For example, market conditions frequently result in similar securities trading at different prices. Fund management seeks to improve the Master Fund’s yield by buying and selling securities based on these yield differences.

The direct U.S. Treasury obligations the Master Fund may buy are:
•	U.S. Treasury bills and notes.
•	Variable rate U.S. Treasury obligations, which have interest rates that reset periodically prior to maturity based on a specific index or interest rate.
•	Deposit receipts, which represent interests in component parts of U.S. Treasury Bonds.

The Master Fund may invest in securities with remaining maturities of up to 762 days (25 months). The Master Fund’s dollar-weighted average portfolio maturity will not exceed 90 days.

     Other strategies. In addition to the main strategies discussed above, the Master Fund may use certain other investment strategies.

The Master Fund may also enter into repurchase agreements involving the U.S. Treasury securities described above. The Master Fund is permitted to invest up to 10% of its assets in repurchase agreements; however, the Master Fund does not currently intend to enter into repurchase agreements. The Master Fund may also invest in the U.S. Treasury securities described above pursuant to purchase and sale contracts.

    The Master Fund may buy and sell U.S. Treasury securities on a when-issued, delayed-delivery or forward commitment basis. In these transactions, the Master Fund buys or sells a security at an established price with payment and delivery taking place in the future. The value of the security on the delivery date may be more or less than its purchase or sale price.

     The Master Fund may also lend its portfolio securities.

The Master Fund’s yield will fluctuate as market conditions and interest rates change and as the short-term securities in its portfolio mature and the proceeds are reinvested in securities with different interest rates.

An investment in the Master Fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. The Master Fund could lose money if short-term interest rates rise sharply in a manner not anticipated by Fund Management. Although the Master Fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Master Fund.

5

Institutional Tax-Exempt Portfolio

     This Master Fund’s objectives are to seek current income exempt from Federal income taxes, preservation of capital and liquidity available from investing in a diversified portfolio of short-term high quality tax-exempt money market securities.

     Outlined below are the main strategies the Master Fund uses in seeking to achieve its investment objectives:

     The Master Fund has adopted a fundamental policy (that may not be changed without shareholder approval) to invest, under normal circumstances, (i) at least 80% of its assets (defined to include net assets plus borrowings for investment purposes) in investments the income from which is exempt from Federal income tax or (ii) its assets so that at least 80% of the income that it distributes will be exempt from Federal income tax. These requirements apply to investments or distributions that are exempt from Federal income tax under both the regular tax rules and the alternative minimum tax rules.

The short-term tax-exempt securities the Master Fund may buy are:

Tax-Exempt Notes — short-term municipal debt obligations often used to provide interim financing in anticipation of tax collection, bond sales or other revenues.

Tax-Exempt Commercial Paper — short-term unsecured promissory notes used to finance general short-term credit needs.

Tax-Exempt Bonds — long-term debt obligations that pay interest exempt from Federal income tax. The Master Fund will only invest in long-term debt obligations that have remaining maturities of 397 days or less or that the Master Fund has a contractual right to sell periodically or on demand within that time.

Variable Rate Demand Notes — floating rate securities that combine an interest in a long-term municipal bond with a right to demand payment periodically or on notice. The Master Fund may also buy a participation interest in variable rate demand notes owned by a commercial bank or other financial institution. When the Master Fund purchases a participation interest, it receives the right to demand payment on notice to the owner of the note.

Short-Term Tax-Exempt Derivatives — a variety of securities that generally represent the Master Fund’s ownership interest in one or more municipal bonds held by a trust or partnership coupled with a contractual right to sell that interest to a financial institution for a price equal to face value. Income on the underlying municipal bonds is “passed through” the trust or partnership to the Master Fund and other institutions that have an ownership interest. Depending on the particular security, the Master Fund may receive pass-through income at a fixed interest rate or a floating municipal money market interest rate.

The Master Fund may invest in securities with remaining maturities of up to 397 days (13 months). The Master Fund’s dollar-weighted average portfolio maturity will not exceed 90 days.

     Other strategies. In addition to the main strategies discussed above, the Master Fund may use certain other investment strategies.

     The Master Fund may invest up to 20% of its net assets in certain municipal bonds, known as “private activity bonds,” which may be subject to the Federal alternative minimum tax. Fund management will seek to keep the Master Fund fully invested to maximize the yield on the Master Fund’s portfolio. However, because the Master Fund does not intend to realize taxable investment income, it will not invest in taxable short-term money market securities. Therefore, there may be times when the Master Fund has uninvested cash, which will reduce its yield.

     The Master Fund also may buy or sell short-term tax-exempt securities on a when-issued or delayed delivery basis. In these transactions, the Master Fund buys or sells the securities at an established price with payment and delivery taking place in the future. The value of the security on the delivery date may be more or less than its purchase or sale price.

     The Master Fund’s yield will fluctuate as market conditions and interest rates change and as the short-term securities in its portfolio mature and the proceeds are reinvested in securities with different interest rates.

     While the Master Fund has maintained a constant share price since inception and will continue to try to do so, the following factors could reduce the Fund’s income level and/or share price:

•	interest rates could rise sharply, causing the Master Fund’s share price to drop
•	any of the Master Fund’s holdings could have its credit rating downgraded or could default

Tax-exempt derivative securities can be highly volatile, and the possibility of default by the financial institution or counterparty may be greater for these securities than for other types of money market instruments.

An investment in the Master Fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the Master Fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Master Fund.

6

(c) Risks

     This section contains a summary discussion of the general risks of investing in each Master Fund. As with any mutual fund, there can be no guarantee that a Master Fund will meet its objectives, or that a Master Fund’s performance will be positive over any period of time.

     Set forth below are the main risks of investing in the Master Funds.

Income Risk — Each Master Fund’s yield will vary as the short-term securities in its portfolio mature and the proceeds are reinvested in securities with different interest rates.

     Credit Risk — The Premier Institutional Portfolio, the Institutional Portfolio and the Institutional Tax-Exempt Portfolio are subject to credit risk, which is the risk that the issuer of a security owned by the Master Fund will be unable to pay the interest or principal when due. The degree of credit risk depends on both the financial condition of the issuer and the terms of the obligation.

     Selection Risk — Selection Risk is the risk that the securities that Fund management selects will underperform other Master Funds with similar investment objectives and investment strategies.

     Interest Rate Risk — the risk that prices of money market securities generally increase when interest rates go down and decrease when interest rates go up.

     Foreign Market Risk— The Premier Institutional Portfolio and the Institutional Portfolio may invest in U.S. dollar denominated money market instruments and other short-term debt obligations issued by foreign banks and other foreign entities. Although each of these Master Funds will invest in these securities only if Fund management determines they are of comparable quality to the Master Fund’s U.S. investments, investing in securities of foreign issuers involves some additional risks. These risks include the possibly higher costs of foreign investing, and the possibility of adverse political, economic or other developments.


7

Repurchase Agreements (applicable to all the Master Funds, except the Treasury Portfolio and Institutional Tax-Exempt Portfolio) — If the party with whom a Master Fund has entered into a repurchase agreement fails to meet its obligation under the agreement, the Master Fund may suffer delays and incur costs or even lose money in exercising its rights under the agreement.

Each Master Fund may also be subject to certain other risks associated with its investments and investment strategies, including:

     Securities Lending — Each Master Fund (except Institutional Tax-Exempt Portfolio) may lend securities with a value up to 33 1/3% of its total assets to financial institutions that provide cash or securities issued or guaranteed by the U.S. Government as collateral. Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Master Fund may lose money and there may be a delay in recovering the loaned securities. The Master Fund could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. These events could trigger adverse tax consequences to the Master Fund.

     Borrowing Risk — Each Master Fund may borrow only to meet redemptions. Borrowing may exaggerate changes in the net asset value of Master Fund shares and in the return on the Master Fund’s portfolio. Borrowing will cost the Master Fund interest expense and other fees. The cost of borrowing money may reduce the Master Fund’s return.

When-Issued Securities, Delayed-Delivery Securities and Forward Commitments — When-issued and delayed-delivery securities and forward commitments involve the risk that the security a Master Fund buys will lose value prior to its delivery. There is also the risk that the security will not be issued or that the other party will not meet its obligation. If this occurs, the Master Fund loses both the investment opportunity for the assets it has set aside to pay for the security and any gain in the security’s price. When-issued and delayed-delivery securities also involve the risk that the yields available in the market when delivery takes place may be higher than those fixed in the transaction at the time of commitment. If this happens, the value of the when-issued or delayed-delivery security will generally decline.

 Illiquid Securities — If a Master Fund buys illiquid securities, it may be unable to quickly sell them or may be able to sell them only at a price below current value.

     Reverse Repurchase Agreements (applicable to all the Master Funds, except the Treasury Portfolio and Institutional Tax-Exempt Portfolio) — A Master Fund may lose money if the other party defaults and the Master Fund has to buy the underlying securities elsewhere at more than the agreed-upon price. In addition, in a declining market the Master Fund may be unable to sell securities that are the subject of a reverse repurchase agreement until it repurchases them, which may result in the Master Fund receiving a lower sale price than it otherwise would have.

VRDN and Municipal Derivatives Credit Risk (Applicable only to Institutional Tax-Exempt Portfolio) — When the Master Fund invests in variable rate demand notes or short-term municipal derivatives, it assumes credit risk with respect to the financial institution providing the Master Fund with the right to demand payment or sell the security. While the Master Fund invests only in short-term municipal securities of high quality issuers, or that are backed by high quality financial institutions, those issuers or financial institutions may still default on their obligations.

Short-Term Municipal Derivatives (Applicable only to Institutional Tax-Exempt Portfolio) — Short-term municipal derivatives present certain unresolved tax, legal, regulatory and accounting issues not presented by investments in other short-term municipal securities. These issues might be resolved in a manner adverse to the Master Fund. For example, the Internal Revenue Service has never ruled on the subject of whether pass-through income paid to the Master Fund is tax-exempt. The Master Fund receives an opinion of bond counsel that pass-through income is tax-exempt, but that does not mean that the IRS will never rule that pass-through income is taxable.

Municipal Lease Obligations (Applicable only to Institutional Tax-Exempt Portfolio) — In a municipal lease obligation, the issuer agrees to make payments when due on the lease obligation. The issuer will generally appropriate municipal funds for that purpose, but is not obligated to do so. Although the issuer does not pledge its unlimited taxing power for payment of the lease obligation, the lease obligation is secured by the lease property. However, it may be difficult to sell the property and the proceeds of a sale may not cover the Master Fund’s loss.

Item 6. Management, Organization, and Capital Structure.

(a)(1) Investment Adviser

Fund Asset Management, L.P. (“FAM” or the “Investment Advisor”), 800 Scudders Mill Road, Plainsboro, New Jersey 08536-9011, manages each Master Fund’s investments under the overall supervision of the Board of Trustees of the Master Trust. The Investment Advisory agreement between the Master Trust and the Investment Adviser gives the Investment Adviser the responsibility for making all investment decisions for the Master Funds.

8

Each Master Fund pays the Investment Adviser a fee at the following annual rate of the average daily net assets of the Master Fund.

Master Fund Name	Management Fee As A % of Average Daily Net Assets
Premier Institutional Portfolio	0.05%
Institutional Portfolio	0.05%
Government Portfolio	0.05%*
Treasury Portfolio	0.05%*
Institutional Tax-Exempt Portfolio	0.05%

*	Treasury Portfolio and Government Portfolio do not currently have any investments and do not, therefore, currently pay any management fee to the Investment Adviser.

The Investment Adviser was organized as an investment adviser in 1977 and offers investment advisory services to more than 50 registered investment companies. The Investment Adviser and its affiliates had approximately $465 billion in investment company and other portfolio assets under management as of July, 2003.

(a)(2) Portfolio Investment Advisers

     John Ng is the Portfolio Manager of the Government Portfolio and the Treasury Portfolio. Mr. Ng has been a Director of MLIM since 1998, was a Vice President of MLIM from 1984 to 1998 and has been a Portfolio Manager since 1992.

     Kevin Schiatta is the Portfolio Manager for the Institutional Tax-Exempt Portfolio. Mr. Schiatta has been a Director of MLIM since 2000, was a Vice President of MLIM from 1985 to 2000 and has been a Portfolio Manager since 1994.

     P. Michael Walsh is the Portfolio Manager of the Premier Institutional Portfolio and Institutional Portfolio. Mr. Walsh has been a Director of MLIM since 1998, was a Vice President of MLIM from 1993 to 1998 and has been a Portfolio Manager since 1998.

(b) Capital Stock

     The Master Trust is an open-end management investment company that was organized on October 12, 2001 as a statutory trust under the laws of the State of Delaware. Beneficial interests in the Master Trust are issued solely in private placement transactions which do not involve any “public offering” within the meaning of Regulation D under the 1933 Act. Investments in the Master Trust may be made only by investment companies or certain other entities which are “accredited investors” within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act. Fund Asset Management, L.P. (the “Investment Adviser”) manages each Master Fund’s investments under the overall supervision of the Board of Trustees of the Master Trust.

Investors in the Master Trust have no preemptive or conversion rights, and beneficial interests in the Master Trust are fully paid and non-assessable. The Master Trust has no current intention to hold annual meetings of investors, except to the extent required by the Investment Company Act, but will hold special meetings of investors, when in the judgment of the Trustees, it is necessary or desirable to submit matters for an investor vote. Upon liquidation of a Master Fund, Feeder Funds would be entitled to their pro rata share of the assets of such Master Fund that are available for distribution.

The Master Trust is organized as a statutory trust under the laws of the State of Delaware. Each Feeder Fund is entitled to a vote in proportion to its investment in the corresponding Master Fund. Each Feeder Fund generally will participate in the earnings, dividends and assets of the corresponding Master Fund in accordance with its pro rata interest in the corresponding Master Fund.

Investments in the Master Trust may not be transferred. A Feeder Fund may withdraw all or any portion of its investment in the corresponding Master Fund at net asset value on any day on which the New York Stock Exchange (the “Exchange”) or the Federal Reserve is open, subject to certain exceptions. For more information about the ability of a Feeder Fund to withdraw all or any portion of its investment in the corresponding Master Fund, please see Item 7 herein.

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Item 7. Shareholder Information.

(a) Pricing of Beneficial Interests in the Master Trust.

For the Master Funds other than the Institutional Tax-Exempt Portfolio, the “penny-rounding” method is used in calculating net asset value, meaning that the calculation is rounded to the nearest whole cent. For the Institutional Tax-Exempt Portfolio, net asset value is determined using the “amortized cost” method, meaning that the calculation is based on a valuation of the assets held by the Institutional Tax-Exempt Portfolio at cost, with an adjustment for any discount or premium on a security at the time of purchase. The net asset value of each Master Fund is the offering price. Shares are also redeemed at their net asset value. The net asset value per share for purposes of pricing orders for both the purchase and the redemption of Master Fund shares is determined daily on days that the Exchange or the Federal Reserve is open for business (except for Good Friday, Columbus Day and Veterans Day). On any day the Exchange closes early, net asset value per share of each Master Fund for such purposes will be determined 15 minutes after the early close of trading. On any day that the Bond Market Association (“BMA”) recommends an early close, the time for determination of net asset value of the Fund will be 15 minutes following the time that each Fund determines, in its discretion, to cease accepting orders for purchases and redemptions of shares. On days that the Exchange or the Federal Reserve is open for full days of trading (except for Good Friday, Columbus Day and Veterans Day) and the BMA does not recommend that the securities markets close early, net asset value is determined as of 5:00 p.m. (Boston time) for the Premier Institutional, Institutional and Government Portfolios, and as of 4:00 p.m. (Boston time) for the Institutional Tax-Exempt Portfolio and the Treasury Portfolio.

The net asset value of each Master Fund is computed by dividing the value of the securities held by the Master Fund plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses) by the total number of interests in the Master Fund outstanding at such time, rounded to the nearest cent. Expenses, including the fee payable to the Investment Adviser are accrued daily. Each investor in a Master Fund may add to or reduce its investment in the Master Fund on each day the NYSE or the Federal Reserve is open for trading (except for Good Friday, Columbus Day and Veterans Day). The value of each investor’s interest in a Master Fund will be determined by multiplying the net asset value of the Master Fund by the percentage, effective for that day, that represents the investor’s share of the aggregate interests in the Master Fund. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate beneficial interests in the Master Fund will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Master Fund as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Master Fund effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Master Fund as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Master Fund by all investors in the Master Fund. The percentage so determined will then be applied to determine the value of the investor’s interest in the Master Fund on the next determination of net asset value of the Master Fund.

(b) Purchase of Beneficial Interests in the Master Trust.

Beneficial interests in the Master Trust are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Master Trust may only be made by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

There is no minimum initial or subsequent investment in a Master Fund. However, because each Master Fund intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in federal funds (i.e., monies credited to the account of the Master Trust’s custodian bank by a Federal Reserve Bank).

The Master Trust reserves the right to stop accepting investments from any Feeder Fund or to reject any investment order.

(c) Redemption of Beneficial Interests in the Master Trust.

10

A Feeder Fund may withdraw all or any portion of its investment in the corresponding Master Fund on any business day in which the NYSE or the Federal Reserve is open (except for Good Friday, Columbus Day and Veterans Day) at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Master Trust’s transfer agent. When a request is received in proper form, the Master Trust will redeem a Feeder Fund’s interests at the next determined net asset value. The Master Trust will make payment for all interests redeemed within seven days after receipt by the Master Trust of a redemption request in proper form, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Master Trust may not be transferred.

(d) Dividends and Distributions. Not Applicable.

(e) Tax Consequences.

Because the Master Trust intends to operate as a partnership for Federal income tax purposes, the Master Trust will not be subject to any income tax. Based upon the status of the Master Trust as a partnership, a Feeder Fund will take into account its share of the corresponding Master Fund’s ordinary income, capital gains, losses, deductions and credits in determining its income tax liability. The determination of a Feeder Fund’s share of the corresponding Master Fund’s ordinary income, capital gains, losses, deductions and credits will be made in accordance with the Code.

Item 8. Distribution Arrangements.

(a) Sales Loads. Not Applicable.

(b) 12b-1 Fees. Not Applicable.

(c) Master/Feeder Funds.

The Master Trust is part of a master/feeder structure. Members of the general public may not purchase beneficial interests in the Master Trust. However, the Master Trust may sell beneficial interests to other affiliated and non-affiliated investment companies and/or institutional investors. Each Feeder Fund acquires an indirect interest in the securities owned by the corresponding Master Fund and will pay a proportionate share of the Master Fund’s expenses. A Feeder Fund is not required to sell its shares to the public at the same price as another Feeder Fund. Feeder Funds may have different sales commissions and operating expenses. These different sales commissions and operating expenses may result in differences in returns among the Feeder Funds.

The Trustees of the Master Trust believe that the “master/feeder” fund structure may enable the Master Trust to reduce costs through economies of scale. A larger investment portfolio for each Master Fund may reduce certain transaction costs to the extent that contributions to and redemptions from the Master Fund’s portfolio by the various Feeder Funds may offset each other and produce a lower net cash flow.

A Feeder Fund’s investment in the corresponding Master Fund may, however, be adversely affected by the actions of other Feeder Funds. For example, if a large Feeder Fund reduces its investment in a Master Fund or withdraws from a Master Fund, the remaining Feeder Funds may bear higher pro rata operating expenses. However, this possibility also exists for traditionally structured funds with large investors. A Feeder Fund might also withdraw from the corresponding Master Fund if the Master Fund voted to change its investment objective, policies or limitations in a manner not acceptable to the Directors or Trustees of that Feeder Fund. The withdrawal of all of a Feeder Fund’s assets from the corresponding Master Fund may affect the investment performance of the Feeder Fund and the Master Fund.

The Master Trust normally will not hold meetings of investors except as required by the Investment Company Act. Each Feeder Fund will be entitled to vote in proportion to its interest in the corresponding Master Fund. When a Feeder Fund is requested to vote on matters pertaining to the corresponding Master Fund, the Feeder Fund will hold a meeting of its shareholders and will vote its interest in the Master Fund proportionately to the voting instructions received from the shareholders of the Feeder Fund. For more information about the “master/feeder” structure, please see Part A of the Merrill Lynch Registration Statement under “Master/Feeder Structure.”

11

PART B

AUGUST 27, 2003

Master Institutional Money Market Trust

Item 10. Cover Page and Table of Contents.

This Part B, which is not a prospectus, supplements and should be read in conjunction with the current Part A of Master Institutional Money Market Trust (the “Master Trust”), dated August 27, 2003, as it may be revised from time to time (the “Master Trust’s Part A”). To obtain a copy of the Master Trust’s Part A, please call the Master Trust at 617-342-1600, or write to the Master Trust at One Financial Center, Boston, Massachusetts 02111. The Master Trust’s Part A is incorporated herein by reference and this Part B is incorporated by reference in the Master Trust’s Part A.

As permitted by General Instruction D to Form N-1A, responses to certain Items required to be included in Part B of this Registration Statement are incorporated herein by reference from Post-Effective Amendment No. 26 of the Registration Statement on Form N-1A (Securities Act File No. 33-14190 and Investment Company Act File No. 811-05149) of Merrill Lynch Funds for Institutions Series (the “Trust”), as filed with the Securities and Exchange Commission (the “Commission”) on August 27, 2003, and as amended from time to time (the “Merrill Lynch Registration Statement”). Part A of the Merrill Lynch Registration Statement includes the prospectus of the Trust. Part B of the Merrill Lynch Registration Statement includes the statement of additional information of the Trust.

The Master Trust is part of a “master/feeder” structure. The Trust consists of five series — Merrill Lynch Premier Institutional Fund (the “Premier Institutional Fund”), Merrill Lynch Institutional Fund (the “Institutional Fund”), Merrill Lynch Government Fund (the “Government Fund”), Merrill Lynch Treasury Fund (the “Treasury Fund”) and Merrill Lynch Institutional Tax-Exempt Fund (the “Institutional Tax-Exempt Fund”). Each of the Premier Institutional Fund, Institutional Fund and Institutional Tax-Exempt Fund invests all of its assets in beneficial interests of a corresponding series (the “Master Fund”) of the Master Trust. The Trust currently is the only feeder fund that invests in the Master Trust. The Trust and any other feeder fund that may invest in the corresponding Master Fund are referred to herein as “Feeder Funds.”

Item 11. Trust History.

Information relating to the history of the Master Trust is incorporated herein by reference from Item 4 of the Master Trust’s Part A.

Item 12. Description of the Master Trust and Its Investments and Risks.

The following information supplements and should be read in conjunction with Item 6 of the Master Trust’s Part A.

Information relating to the fundamental investment restrictions and the non-fundamental investment policies and restrictions of each Master Fund, the types of securities purchased by the Master Fund, the investment techniques used by the Master Fund, and certain risks relating thereto, as well as other information relating to the Master Fund’s investment programs, is incorporated herein by reference from the section entitled “Investment Objectives and Policies” in Part B of the Merrill Lynch Registration Statement.

12

Item 13. Management of the Master Trust.

(a) Board of Trustees of the Master Trust

The Trustees of the Master Trust consist of seven individuals, six of whom are not “interested persons” of the Master Trust as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”). The same individuals serve as Trustees of the Trust and are sometimes referred to herein as the “non-interested Trustees.” The Trustees of the Master Trust are responsible for the overall supervision of the operations of the Master Trust and perform the various duties imposed on the directors of investment companies by the Investment Company Act.

(b) Management Information

Certain biographical and other information relating to the non-interested Trustees of the Master Trust is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of portfolios overseen in the complex of funds advised by the Investment Adviser and its affiliate, Merrill Lynch Investment Managers, L.P. (“MLIM”), (“MLIM/FAM advised funds”) and other public directorships:

Name, Address* & Age of Trustee	Position(s) Held with Master Trust	Term of Office** and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of MLIM/FAM- Advised Funds and Portfolios Overseen	Other Directorships held by Trustee
DAVID O. BEIM (63)	Trustee	Trustee since 2002	Professor of Finance and Economics at the Columbia University Graduate School of Business since 1991; Chairman of Outward Bound U.S.A. from 1997 to 2002; Chairman of Wave Hill, Inc., since 1990.	10 registered investment companies consisting of 17 portfolios	None

JAMES T. FLYNN (63)	Trustee	Trustee since 2001	Chief Financial Officer of J.P. Morgan & Co., Inc. from 1990 to 1995 and an employee of J.P. Morgan in various capacities from 1967 to 1995.	10 registered investment companies consisting of 17 portfolios	None

TODD GOODWIN (72)	Trustee	Trustee since 2001	General Partner of Gibbons, Goodwin, van Amerongen (investment banking firm) since 1984; Director of Johns Manville Corporation (building materials).	9 registered investment companies consisting of 16 portfolios	None

13

Name, Address* & Age of Trustee	Position(s) Held with Master Trust	Term of Office** and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of MLIM/FAM- Advised Funds and Portfolios Overseen	Other Directorships held by Trustee
GEORGE W. HOLBROOK, JR. (72)	Trustee	Trustee since 2001	Managing Partner of Bradley Resources Company (private investment company) and associated with that firm and its predecessors since 1953; Director of Thoratec Laboratories Corporation (medical device manufacturers).	9 registered investment companies consisting of 16 portfolios	Thoratec Corporation

W. CARL KESTER (51)	Trustee	Trustee since 2001	Mizuho Financial Group Professor of Finance; Senior Associate Dean and Chairman of the MBA program of Harvard University Graduate School of Business Administration since 1999, James R. Williston Professor of Business Administration of Harvard University Graduate School of Business from 1997 to 1999, MBA Class of 1977 Professor of Business Administration of Harvard University Graduate School of Business Administration from 1981 to 1997; Independent Consultant since 1978.	10 registered investment companies consisting of 17 portfolios	None

KAREN P. ROBARDS (53)	Trustee	Trustee since 2002	President of Robards & Company, a financial advisory firm since 1987: formerly an investment banker with Morgan Stanley for more than ten years: Director of Enable Medical Corp. since 1996; Director of AtriCure, Inc. since 2000; Director of CineMuse Inc. from 1996 to 2000; Director of the Cooke Center for Learning and Development, a not-for-profit organization, since 1987.	10 registered investment companies consisting of 17 portfolios	None

*	The address of each non-interested Trustee is P.O. Box 9095, Princeton, New Jersey 08543-9095.
**	Each Trustee serves until his or her successor is elected and qualified, until December 31 of the year in which he or she turns 72, or until his or her death, resignation, or removal as provided in the Master Trust’s by-laws, charter or by statute.

Certain biographical and other information relating to the Trustee who is an “interested person” as defined in the Investment company Act of the Master Trust (the “Interested Trustee”) and to the other officers of the Master Trust is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of portfolios overseen in the MLIM/FAM-advised funds and public directorships held:

Name, Address & Age	Position(s) Held with Master Trust	Term of Office††† and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of MLIM/FAM- Advised Funds and Portfolios Overseen	Public Directorships
TERRY K. GLENN†† (62)*	President and Trustee	Trustee** and President since 2001

President and Chairman of the MLIM/FAM-advised funds since 1999; Chairman (Americas Region) of MLIM from 2000 to 2002; Executive Vice President of MLIM and the Investment Advisor (which terms as used herein include their corporate predecessors) from 1983 to 2002; President of FAM Distributors, Inc. (“FAMD” or the “Distributor”) from 1986 to 2002 and Director thereof from 1991 to 2002; Executive Vice President and Director of Princeton Services, Inc. (“Princeton Services”) from 1993 to 2002; President of Princeton Administrators, L.P. from 1988 to 2002; Director of Financial Data Services, Inc. from 1985 to 2002.

				120 registered investment companies consisting of 164 portfolios	None

WILLIAM M. BREEN† (49)	Treasurer	Treasurer since 2001	Vice President of MLIM since 1993 and Vice President of FAMD since 1990.	2 registered investment companies consisting of 5 portfolios	None

BARRY F.X. SMITH† (37)	Senior Vice President	Senior Vice President since 2001	Managing Director of MLIM since 2001; Director of MLIM from 1999 to 2001; Vice President of MLIM from 1996 to 1999; Employee of FAMD since 1987.	2 registered investment companies consisting of 5 portfolios	None

14

Name, Address & Age	Position(s) Held with Master Trust	Term of Office††† and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of MLIM/FAM- Advised Funds and Portfolios Overseen	Public Directorships
DONALD C. BURKE* (43)	Vice President	Vice President since 2001

First Vice President of MLIM and FAM since 1997 and Treasurer thereof since 1999; Senior Vice President and Treasurer of Princeton Services since 1999; Vice President of FAMD since 1999; Director of Taxation of MLIM since 1990.

				119 registered investment companies consisting of 163 portfolios	None

JOHN NG* (49)	Vice President and Portfolio Manager	Vice President since 2001	Director of MLIM since 1998; Vice President of MLIM from 1984 to 1998.	6 registered investment companies consisting of 5 portfolios	None

KEVIN SCHIATTA† (48)	Vice President and Portfolio Manager	Vice President since 2001	Director of MLIM since 2000; Vice President of MLIM from 1985 to 2000.	3 registered investment companies consisting of 3 portfolios	None

P. MICHAEL WALSH* (35)	Vice President and Portfolio Manager	Vice President since 2001	Managing Director of MLIM since 1998; Vice President of MLIM from 1993 to 1998.	2 registered investment companies consisting of 4 portfolios	None

PHILLIP S. GILLESPIE* (39)	Secretary	Secretary since 2001

First Vice President of MLIM since 2001; Director of MLIM from 1999 to 2000; Vice President of MLIM from 1999 to 2000; attorney associated with MLIM from 1998 to 1999; Assistant General Counsel of Chancellor LGT Asset Management, Inc. from 1997 to 1998.

				58 registered investment companies consisting of 74 portfolios	None

*	The address of each officer is P.O. Box 9011, Princeton, New Jersey 08543-9011.
**	As a Trustee, Mr. Glenn serves until his successor is elected and qualified, until December 31 of the year in which he turns 72, or until his death, resignation or removal as provided in the Master Trust’s by-laws, Charter or by statute.
†	The address of each officer is One Financial Center, 23rd Floor, Boston, Massachusetts 02111.
††	Mr. Glenn is an “interested person,” as defined in the Investment Company Act based on his former positions with FAM, MLIM, FAMD, Princeton Services and Princeton Administrators, L.P.
†††	Elected by and serves at the pleasure of the Board of Trustees of the Master Trust.

15

Share Ownership. Information relating to each Trustee’s share ownership in the Master Trust and in all registered funds in the Merrill Lynch family of funds that are overseen by the respective Trustee (“Supervised Merrill Lynch Funds”) as of December 31, 2002 is set forth in the chart below.

Name	Aggregate Dollar Range of Equity in the Master Trust*	Aggregate Dollar Range of Securities in All Supervised Merrill Lynch Funds
Interested Trustee
Terry K. Glenn	N/A	over $100,000
Non-Interested Trustees:
David O. Beim	N/A	None
James T. Flynn	N/A	over $100,000
Todd Goodwin	N/A	None
George W. Holbrook, Jr.	N/A	None
W. Carl Kester	N/A	$10,001-$50,000
Karen P. Robards	N/A	$50,001-$100,000

*	The Master Trust does not offer its interests for sale to the public.

     As of August 5, 2003, the Trustees and officers as a group owned an aggregate of less than 1% of the outstanding shares of the Fund. As of December 31, 2002, none of the non-interested Trustees nor any of their immediate family members owned beneficially or of record any securities in Merrill Lynch & Co., Inc.
(“ML & Co.”).

Compensation of Trustees

Each non-interested Trustee receives an aggregate annual retainer of $84,750 for his or her services to MLIM/FAM-advised funds, including the Funds and the Trust. The portion of the annual retainer allocated to each MLIM/FAM-advised fund is determined quarterly based, in general, on the relative net assets of each such Fund. In addition, each non-interested Trustee receives a fee per in-person Board and in-person Committee meeting attended. The aggregate annual per meeting fees paid to each non-interested Trustee total $34,000 for all MLIM/FAM-advised funds for which the Trustee serves.

The following table shows the compensation earned by the non-interested Trustees for the Trust’s/Master Trust’s fiscal year ended April 30, 2003 and the aggregate compensation paid to them from all MLIM/FAM-advised funds, for the calendar year ended December 31, 2002.

Trustee	Compensation from Trust/ Master Trust	Pension or Retirement Benefits Accrued as Part of Trust/ Master Trust Expense	Aggregate Compensation from Trust/Master Trust and other MLIM/FAM- Advised Funds(1)
David O. Beim	$35,000	None	$48,500
A. Bruce Brackenridge(2)	$35,000	None	$47,500
Charles Cabot, Jr.(3)	$35,000	None	$47,500
James T. Flynn	$50,000	None	$79,500
Todd Goodwin	$50,000	None	$56,500
George W. Holbrook, Jr.	$50,000	None	$56,500
W. Carl Kester	$50,000	None	$83,500
Karen Robards	$35,000	None	$48,500

(1)	For the number of MLIM/FAM-advised funds from which each Trustee receives compensation, see the table beginning on p. 13.
(2)	Mr. Brackenridge retired from the Trust and the Master Trust effective January 1, 2003.
(3)	Mr. Cabot retired from the Trust and the Master Trust effective January 1, 2003.

     (e) Sales Loads. Not Applicable.

(f) Information relating to the Master Trust’s proxy voting policies is incorporated by reference to the section entitled “Proxy Voting Policies and Procedures” in Part B of the Trust Registration Statement.

Item 14. Control Persons and Principal Holders of Securities.

As of August 5, 2003, Merrill Lynch Funds for Institutions Series owned 100% of the beneficial interests in the Master Trust.

Item 15. Investment Advisory and Other Services.

The following information supplements and should be read in conjunction with Item 6 in the Master Trust’s Part A.

Information relating to the investment management and other services provided to the Master Trust by or on behalf of the Master Trust is incorporated herein by reference from the section entitled “Investment Advisory Arrangements — Applicable to the Premier Institutional Fund, the Institutional Fund and the Tax-Exempt Fund only” in Part B of the Merrill Lynch Registration Statement. The following list identifies the specific sections and sub-sections in Part B of the Merrill Lynch Registration Statement under which the information required by Item 15 of Form N-1A may be found. Each listed section is incorporated herein by reference.

	Form N-1A Item No.	Sections Incorporated by Reference from Part B of the Merrill Lynch Registration Statement
	Item 15(a)	Investment Advisory Arrangements
	Item 15(c)	Investment Advisory Arrangements
	Item 15(d)	Investment Advisory Arrangements
	Item 15(e)	Not Applicable
	Item 15(f)	Not Applicable
	Item 15(g)	Not Applicable
	Item 15(h)	General Information

FAM Distributors, Inc. (“FAMD”), One Financial Center, 23rd Floor, Boston, Massachusetts 02111, an affiliate of FAM, acts as placement agent for the Master Trust pursuant to a placement agent agreement (the “Placement Agent Agreement”). Under the Placement Agent Agreement, FAMD receives no compensation for acting as placement agent for the Master Trust.

16

Item 16. Brokerage Allocation and Other Practices.

Information relating to portfolio turnover and brokerage allocation for or on behalf of the Master Trust is incorporated herein by reference from the section entitled “Portfolio Transactions” in Part B of the Merrill Lynch Registration Statement.

Item 17. Capital Stock and Other Securities.

The following information supplements and should be read in conjunction with Item 6(B) and Item 7 in the Master Trust’s Part A. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Master Trust. Upon liquidation of a Master Fund, Feeder Funds would be entitled to share in the assets of such Master Fund that are available for distribution in proportion to their investment in such Master Fund.

The Master Trust is organized as a statutory trust under the laws of the State of Delaware. Each Feeder Fund is entitled to a vote in proportion to its investment in the corresponding Master Fund. Each Feeder Fund will participate in the earnings, dividends and assets of the corresponding Master Fund in accordance with its pro rata interest in the corresponding Master Fund. The Master Trust will not issue share certificates.

Each investor is entitled to a vote, with respect to matters affecting the Master Trust, in proportion to the amount of its investment in the Master Trust. Investors in the Master Trust do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Master Trust may elect all of the Trustees of the Master Trust if they choose to do so and in such event the other investors in the Master Trust would not be able to elect any Trustee. The Master Trust is not required to hold annual meetings of investors but the Master Trust will hold special meetings of investors when in the judgment of the Master Trust’s Trustees it is necessary or desirable to submit matters for an investor vote. The Trustees may elect to terminate the Master Trust without a vote of the interest holders.

Item 18. Purchase, Redemption and Pricing of Securities.

The following information supplements and should be read in conjunction with Item 7 and Item 8 in the Master Trust’s Part A.

(a) Purchase of Beneficial Interests in the Master Trust.

The principal asset of each of the Premier Institutional Fund, the Institutional Fund and the Tax-Exempt Fund is its interest in the corresponding Master Fund, which will be valued at its net asset value. The net asset value per share for purposes of pricing orders for both the purchase and the redemption of Master Fund shares is determined daily on days that the New York Stock Exchange (the “Exchange”) or the Federal Reserve is open for business (except for Good Friday, Columbus Day and Veterans Day) (“business day”). On any day the Exchange closes early, net asset value per share of each Master Fund for such purposes will be determined 15 minutes after the early close of trading. On any day that the BMA recommends an early close, the time for determination of net asset value of the Master Funds will be 15 minutes following the time that each Master Fund determines, in its discretion, to cease accepting orders for purchases and redemptions of shares. On days that the Exchange or the Federal Reserve is open for business (except for Good Friday, Columbus Day and Veterans Day) and the BMA does not recommend that the securities markets close early, net asset value is determined as of 5:00 p.m. (Boston time) for the Premier Institutional Portfolio, Institutional Portfolio and Government Portfolio, and as of 4:00 p.m. (Boston time) for the Institutional Tax-Exempt Portfolio and the Treasury Portfolio.

17

The net asset value of the Premier Institutional Portfolio, Institutional Portfolio, Government Portfolio and Treasury Portfolio is determined pursuant to the “penny rounding” method by adding the fair value of all securities and other assets in the portfolio, deducting the portfolio’s liabilities, dividing by the number of shares outstanding and rounding the result to the nearest whole cent. Securities held by the Premier Institutional Portfolio, Institutional Portfolio, Government Portfolio and Treasury Portfolio with a remaining maturity of 60 days or less will be valued on an amortized cost basis, and securities with a remaining maturity of greater than 60 days for which market quotations are readily available are valued on a current market basis. Other securities held by the Premier Institutional Portfolio, Institutional Portfolio, Government Portfolio and Treasury Portfolio are valued at their fair value as determined in good faith by or under the direction of the Master Trust’s Board of Trustees. The Tax-Exempt Portfolio relies on a rule of the Securities and Exchange Commission pursuant to which the valuation of its portfolio securities is based upon their amortized cost. This method involves valuing a security at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the security.

Beneficial interests in the Master Trust are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Master Trust may only be made by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

There is no minimum initial or subsequent investment in the Master Trust. However, because each Master Fund intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in Federal funds (i.e., monies credited to the account of the Master Trust’s custodian bank by a Federal Reserve Bank).

The Master Trust reserves the right to stop accepting investments from any Feeder Fund or to reject any investment order.

A Feeder Fund may withdraw all or any portion of its investment in the corresponding Master Fund on any day on which the NYSE or the Federal Reserve is open (except for Good Friday, Columbus Day and Veterans Day) at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Master Trust’s transfer agent. When a request is received in proper form, the Master Trust will redeem a Feeder Fund’s interests at the next determined net asset value. The Master Trust will make payment for all interests redeemed within seven days after receipt by the Master Trust’s transfer agent of a redemption request in proper form, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which both the NYSE and the Federal Reserve are closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Master Trust may not be transferred.

(b) Fund Reorganizations. Not applicable.

(c) Offering Price. Not Applicable.

Item 19. Taxation of the Master Trust.

Because the Master Trust intends to qualify as a partnership for Federal income tax purposes, the Master Trust should not be subject to any income tax. Based upon the status of the Master Trust as a partnership, a Feeder Fund will take into account its share of the corresponding Master Fund’s ordinary income, capital gains, losses, deductions and credits in determining its income tax liability. The determination of a Feeder Fund’s share of the corresponding Master Fund’s ordinary income, capital gains, losses, deductions and credits will be made in accordance with the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the “Code”).

18

The Master Trust’s taxable year-end is April 30. Although the Master Trust will not be subject to Federal income tax, it will file appropriate Federal income tax returns.

It is intended that each Master Fund’s assets, income and distributions will be managed in such a way that an investor in the Master Fund will be able to satisfy the requirements of Subchapter M of the Code for qualification as a regulated investment company (“RIC”), assuming that the investor invested all of its investable assets in the Master Fund. Any prospective Feeder Fund which is a RIC agrees that, for purposes of determining its required distribution under Code Section 4982(a), it will account for its share of items of income, gain, loss, deduction and credit of the corresponding Master Fund as they are taken into account by the Master Fund.

Premier Institutional Portfolio, Institutional Portfolio, Government Portfolio and Treasury Portfolio: Dividends will be taxable to shareholders of the Premier Institutional Portfolio, Institutional Portfolio, Government Portfolio and Treasury Portfolio as ordinary income, except for (a) such portions as may exceed a shareholder’s ratable share of the applicable Master Fund’s earnings and profits as determined for tax purposes (which may differ from net income for book purposes), which excess will be applied against and reduce the shareholder’s cost or other tax basis for his shares and (b) amounts representing dividends of realized net long-term capital gains, if any. If the amount described in (a) above were to exceed the shareholder’s cost or other tax basis for its shares, the excess over such basis would be treated as gain from the sale or exchange of such shares. Dividends are taxable as described herein, whether received in cash or reinvested in additional shares of the applicable Master Fund.

Tax-Exempt Portfolio: The Tax-Exempt Portfolio has elected to qualify to pay “exempt-interest” dividends as defined in Section 852(b)(5) of the Code. Under that section, if at the close of each quarter of its taxable year, at least 50% of the value of its total assets consists of obligations exempt from Federal income tax (“tax-exempt obligations”), pursuant to Section 103(a) of the Code (relating to obligations of a state, territory, or a possession of the United States, or any political subdivision of any of the foregoing, or of the District of Columbia), the Tax-Exempt Portfolio will be qualified to pay exempt-interest dividends to its shareholders. Exempt-interest dividends are dividends or any part thereof (other than any short- or long-term capital gain distributions) paid by the Tax-Exempt Portfolio which are attributable to interest on tax-exempt obligations and designated by the Tax-Exempt Portfolio as exempt-interest dividends in a written notice mailed to its shareholders within 60 days after the close of its taxable year. The percentage of the total dividends paid by the Tax-Exempt Portfolio during any taxable year which qualifies as exempt-interest dividends will be the same for all shareholders receiving dividends during that year. Exempt-interest dividends may be treated by shareholders for all purposes as items of interest excludable from their gross income under Section 103(a) of the Code. However, a shareholder is advised to consult his tax adviser with respect to whether exempt-interest dividends retain the exclusion under Section 103(a) if such shareholder would be treated as a “substantial user” under Section 147(a)(1) with respect to some or all of the tax-exempt obligations held by the Tax-Exempt Portfolio. The Code provides that interest on indebtedness incurred or continued to purchase or carry shares of the Tax-Exempt Portfolio is not deductible to the extent attributable to exempt interest dividends. Also, any losses realized by individuals who dispose of shares of the Tax-Exempt Portfolio within six months of their purchase are disallowed to the extent of any exempt- interest dividends received with respect to such shares.

Individual shareholders of the Tax-Exempt Portfolio may be subject to alternative minimum tax to the extent the Tax-Exempt Portfolio holds “private activity” bonds. The Tax-Exempt Portfolio expects that it will hold private activity bonds; however, an individual shareholder filing a joint return who does not have any tax preference items subject to the alternative minimum tax other than income received from the Tax-Exempt Portfolio derived from private activity bonds would have to receive more than $45,000 of such income from the Tax-Exempt Portfolio before becoming subject to the alternative minimum tax. Interest income from tax-exempt bonds held by the Tax-Exempt Portfolio would increase the alternative minimum taxable income of corporate shareholders for purposes of this computation.

19

Exempt-interest dividends paid by the Tax-Exempt Portfolio, whether or not attributable to private activity bonds, may increase a corporate shareholder’s alternative minimum taxable income. In addition, the payment of exempt-interest dividends may increase a corporate shareholder’s liability for the environmental tax imposed on a corporation’s alternative minimum taxable income (computed without regard to either the alternative tax net operating loss deduction or the environmental tax deduction). The environmental tax, which is imposed at a rate of $12 per $10,000 (0.12%) of alternative minimum taxable income in excess of $2,000,000, is imposed even if the corporation is not required to pay an alternative minimum tax because the corporation’s regular income tax liability exceeds its minimum tax liability.

Dividends paid out of the Tax-Exempt Portfolio’s net realized short-term capital gains will be taxable to shareholders as ordinary income. In order to avoid taxation on its net long-term capital gains, the Tax-Exempt Portfolio may elect to pay “capital gain dividends” to its shareholders. Any dividends designated as capital gain dividends, i.e., as being made from the Tax-Exempt Portfolio’s net long-term capital gains in a written notice furnished annually to shareholders are taxable to shareholders as long-term capital gains, regardless of the shareholders’ holding period of shares of the Tax-Exempt Portfolio. To the extent the Tax-Exempt Portfolio has taxable income, expenses of the Tax-Exempt Portfolio will be allocated between the taxable income and the tax-exempt income on a proportional basis. Since the Tax-Exempt Portfolio will not invest in the stock of domestic corporations, shareholders of the Tax-Exempt Portfolio will not be entitled to the dividends-received deduction for corporations. The Code provides that interest on indebtedness incurred or continued to purchase or carry shares of the Tax-Exempt Portfolio is not deductible to the extent attributable to exempt-interest dividends.

Not later than 60 days after the end of each fiscal year of the Tax-Exempt Portfolio, the Tax-Exempt Portfolio will send to its shareholders the written notice required by the Code designating the amount of its dividends that constitutes exempt-interest dividends, the amount of the dividends which is ordinary taxable income and the amount of dividends which is taxable to shareholders as long-term capital gain.

The Code requires that every person required to file a tax return must disclose on that return the amount of exempt-interest dividends received from the Tax-Exempt Portfolio during the taxable year. The disclosure of this amount is for informational purposes only. In addition, the Code provides that with respect to a shareholder who receives exempt-interest dividends on shares held for less than six months, any loss on the sale or exchange of such shares will, to the extent of the amount of such exempt-interest dividends, be disallowed.

Depending upon the extent of the Tax-Exempt Portfolio’s activities in those states and localities in which its offices are maintained or in which its agents or independent contractors are located, the Tax-Exempt Portfolio may be subject to the tax laws of such states or localities. In addition, the exemption of interest income for Federal income tax purposes does not necessarily result in exemption under the income or other tax laws of any state or local taxing authority. The laws of individual states and local taxing authorities vary with respect to the taxation of such interest income, and each holder of shares of the Tax-Exempt Portfolio is advised to consult his own tax adviser in that regard. The Tax-Exempt Portfolio will report annually the percentage of interest income it received during the preceding year on tax-exempt obligations, indicating, on a state-by-state basis, the source of such income. Under state or local law, dividends of net investment income may be taxable to shareholders as dividend income even though a portion of such dividends may be derived from interest on U.S. Government obligations which, if realized directly, would be exempt from such income taxes. Shareholders are advised to consult their tax Advisers concerning the application of state and local taxes.

Each Master Fund is to be managed in compliance with the provisions of the Code applicable to RICs as though such requirements were applied at the Master Fund level. Thus, consistent with its investment objectives, each Master Fund will meet the income and diversification of assets tests of the Code applicable to RICs.

20

The Code requires a RIC to pay a nondeductible 4% excise tax to the extent that the RIC does not distribute during each calendar year 98% of its ordinary income, determined on a calendar year basis, and 98% of its net capital gain, determined, in general, on an October 31 year-end basis plus certain undistributed amounts from previous years. The Trust intends to distribute its income and capital gains to its RIC investors so as to enable such RICs to minimize imposition of the 4% excise tax. There can be no assurance that sufficient amounts of a Master Fund’s taxable income and capital gains will be distributed to avoid entirely the imposition of the tax on RIC investors. In such event, a RIC investor will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirements.

Investors are advised to consult their own tax advisers as to the tax consequences of an investment in the Master Trust.

Item 20. Underwriters.

The placement agent for the Master Trust is FAMD. FAMD receives no compensation for acting as placement agent for the Master Trust.

Item 21. Calculation of Performance Data.

Not Applicable.

Item 22. Financial Statements.

The audited financial statements of the Master Trust are incorporated in this Part B by reference to Part B of the Merrill Lynch Registration Statement.

21

PART C. OTHER INFORMATION

Item 23. Exhibits.

Exhibit Number
1	(a)	—	Certificate of Trust.(a)
	(b)	—	Amendment to certificate of Trust.(a)
	(c)	—	Amended and Restated Declaration of Trust.(a)
2		—	By-Laws of the Registrant.(a)
3		—	Portions of the Amended and Restated Declaration of Trust and By-Laws of the Registrant defining the rights of holders of interests in the Registrant.(b)
4		—	Investment Advisery Agreement between the Registrant and Fund Asset Management, L.P.(a)
5		—	Omitted pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.
6		—	None.
7		—	Form of Custody Agreement between the Registrant and State Street Bank and Trust Company.(d)
8	(a)	—	Credit Agreement between the Registrant and a syndicate of banks.(c)
	(b)	—	Placement Agency Agreement between the Registrant and FAM Distributors, Inc.(a)
	(c)	—	Subscription Agreement for the acquisition of an interest in the Registrant.(a)
	(d)	—	Securities Lending Agency Agreement between QA Advisers LLC and the Registrant dated August 10, 2001.(c)
9		—	Omitted pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.
10		—	Consent of Deloitte & Touche LLP , independent auditors for the Registrant.
11		—	None.
12	(a)	—	Certificate of Merrill Lynch Funds for Institutions Series.(a)
13		—	None.
14		—	None.

(a)	Incorporated by reference to the Registration Statement on Form N-1A of Master Institutional Money Market Trust (File No. 811-10631) filed on January 11, 2002.
(b)	Reference is made to Article I (Sections 1.1 and 1.2), Article II (Sections 2.2, 2.4 and 2.7), Article III (Sections 3.2, 3.4, 3.8, 3.10, 3.11 and 3.12), Article V (Sections 5.1, 5.2, 5.3, 5.4, 5.5, 5.6, 5.7, 5.8, 5.9 and 5.10), Article VI, Article VII (Sections 7.1 and 7.2), Article VIII (Sections 8.1, 8.3 and 8.6), Article IX, Article X (Sections 10.2, 10.3, 10.4 and 10.5) and Article XI (Sections 11.2, 11.4 and 11.6) of the Registrant’s Declaration of Trust, filed as Exhibit 1(b) to the Registration Statement; the Certificate of Trust, filed as Exhibit 1(a) to the Registration Statement; and Article I, Article III (Sections 3.7 and 3.10) and Article VI (Section 6.2) of the Registrant’s By-Laws, filed as Exhibit 2 to the Registration Statement.
(c)	Incorporated by reference to Exhibit 8(b) to the Registration Statement on Form N-1A of Master Premier Growth Trust (File No. 811-09733), filed December 21, 1999.
(d)	Incorporated by reference to Exhibit 7 to Post-Effective Amendment No. 10 to the Registration Statement on Form N-1A of Merrill Lynch Maryland Municipal Bond Fund of Merrill Lynch Multi-State Municipal Series Trust (File No. 33-49873) filed on October 30, 2001.
(e)	Incorporated by reference to Exhibit No. 5 to the Registration Statement on Form N-1A of Merrill Lynch Global Technology Fund (File No. 811-8721), filed on July 24, 2002.

Item 24. Persons Controlled By or Under Common Control With The Trust.

Merrill Lynch Funds For Institutions Series owns 100% of the beneficial interests in the Registrant.

Item 25. Indemnification.

Reference is made to Section 17(h) and (i) of the Investment Company Act of 1940, as amended (the “1940 Act”), and pursuant to Sections 8.2, 8.3 and 8.4, of Article VIII of the Registrant’s Declaration of Trust (the “Declaration of Trust”) (Exhibit 1(b) to this Registrant Statement), Trustees, officers, employees and agents of the Trust will be indemnified to the maximum extent permitted by Delaware law and the 1940 Act.

Article VIII, Section 8.1 provides, inter alia, that no Trustee, officer, employee or agent of the Registrant shall be liable to the Registrant, its Holders, or to any other Trustee, officer, employee or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

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Article VIII, Section 8.2 of the Registrant’s Declaration of Trust provides:

The Trust shall indemnify each of its Trustees, officers, employees and agents (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Trustee, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct, which determination shall be made by a majority of a quorum of Trustees who are neither Interested Persons of the Trust nor parties to the action, suit or proceeding, or by written opinion from independent legal counsel approved by the Trustees. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Trust Property. The Trustees may make advance payments in connection with indemnification under this Section 8.2; provided that any advance payment of expenses by the Trust to any Trustee, officer, employee or agent shall be made only upon the undertaking by such Trustee, officer, employee or agent to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:

(a) the Trustee, officer, employee or agent to be indemnified provides a security for his undertaking; or

(b) the Trust shall be insured against losses arising by reason of any lawful advances; or

(c) there is a determination, based on a review of readily available facts, that there is reason to believe that the Trustee, officer, employee or agent to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:

(i)	a majority of a quorum of Trustees who are neither Interested Persons of the Trust nor parties to the Proceedings; or

(ii)	an independent legal counsel in a written opinion.

Article VIII, Section 8.3 of the Registrant’s Declaration of Trust further provides:

Nothing contained in Sections 8.1 or 8.2 hereof shall protect any Trustee or officer of the Trust from any liability to the Trust or its Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Nothing contained in Sections 8.1 or 8.2 hereof or in any agreement of the character described in Section 4.1 or 4.2 hereof shall protect any Investment Adviser to the Trust against any liability to the Trust to which he would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties to the Trust, or by reason of his or its reckless disregard to his or its obligations and duties under the agreement pursuant to which he serves as Investment Adviser to the Trust.
As permitted by Article VIII, Section 8.6, the Registrant may insure its Trustees and officers against certain liabilities, and certain costs of defending claims against such Trustees and officers, to the extent such Trustees and officers are not found to have committed conduct constituting conflict of interest, intentional non-compliance with statutes or regulations or dishonest, fraudulent or criminal acts or omissions. The Registrant will purchase an insurance policy to cover such indemnification obligation. The insurance policy also will insure the Registrant against the cost of indemnification payments to Trustees and officers under certain circumstances. Insurance will not be purchased that protects, or purports to protect, any Trustee or officer from liability to which

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he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

The Registrant hereby undertakes that it will apply the indemnification provisions of its Declaration of Trust and By-Laws in a manner consistent with Release No. 11330 of the Securities and Exchange Commission under the 1940 Act so long as the interpretation of Section 17(h) and 17(i) of such Act remain in effect and are consistently applied.

Item 26. Business and Other Connections of The Investment Adviser.

See Item 6 in the Trust’s Part A and Item 15 in Part B of the Trust’s Registration Statement regarding the business of the Investment Adviser. Information relating to the business, profession, vocation or employment of a substantial nature engaged in by the Investment Adviser or any of its respective officers and directors during the past two years is incorporated herein by reference from Item 26 in Part C of the Merrill Lynch Fund’s Registration Statement on Form N-1A.

Item 27. Principal Underwriters.

FAMD acts as the placement agent for the Registrant and as placement agent or principal underwriter for each of the following open-end investment companies including the Registrant: Financial Institutions Series Trust, Master Focus Twenty Trust, Master Large Cap Series Trust, Merrill Lynch California Municipal Series Trust, Merrill Lynch Bond Fund, Inc., Merrill Lynch U.S. High Yield Fund, Inc., Merrill Lynch Funds for Institutions Series, Merrill Lynch Multi-State Municipal Series Trust, Merrill Lynch Municipal Bond Fund, Inc., Merrill Lynch World Income Fund, Inc., Master Global Financial Services Trust, Merrill Lynch Disciplined Equity Fund, Inc., Merrill Lynch Dragon Fund, Inc., Merrill Lynch EuroFund, Merrill Lynch Fundamental Growth Fund, Inc., Merrill Lynch Global Allocation Fund, Inc., Merrill Lynch Focus Twenty Fund, Inc., Merrill Lynch Global Growth Fund, Inc., Merrill Lynch Natural Resources Trust, Merrill Lynch Global Small Cap Fund, Inc., Merrill Lynch Global Value Fund, Inc., Merrill Lynch Healthcare Fund, Inc., Merrill Lynch Index Funds, Inc., Merrill Lynch International Equity Fund, Merrill Lynch Large Cap Series Funds, Inc., Merrill Lynch Latin America Fund, Inc., Merrill Lynch Municipal Series Trust, Merrill Lynch Pacific Fund, Inc., Merrill Lynch Principal Protected Trust, Merrill Lynch Ready Assets Trust, Merrill Lynch Retirement Series Trust, Merrill Lynch Series Fund, Inc., Merrill Lynch U.S. Treasury Money Fund, Merrill Lynch U.S.A. Government Reserves, Merrill Lynch Utilities and Telecommunications Fund, Inc., Merrill Lynch Variable Series Funds, Inc.: Merrill Lynch Global Balanced Fund of Mercury Funds, Inc.; Merrill Lynch International Fund of Mercury Funds, Inc.; Merrill Lynch Small Cap Growth Fund of Mercury Funds, Inc.; Merrill Lynch Pan-European Growth Fund of Mercury Funds, Inc.; Summit Cash Reserves Fund of Financial Institutions Series Trust; and The Asset Program, Inc. FAMD also acts as the principal underwriter for the following closed-end registered investment companies: Merrill Lynch Senior Floating Rate Fund, Inc. and Merrill Lynch Senior Floating Rate Fund II, Inc.

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(b) Set forth below is information concerning each director and officer of FAMD. The principal business address of each such person is P.O. Box 9011, Princeton, New Jersey 08543-9011.

Name	Position(s) and Office(s) with Distributor	Position(s) and Office(s) with Registrant
Brian A. Murdock	President	None
Michael G. Clark	Treasurer and Director	None
Thomas J. Verage	Director	None
Donald C. Burke	Vice President	Vice President and Treasurer

(c) Not applicable.

Item 28. Location of Accounts and Records.

All accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act, as amended, and the rules thereunder are maintained at the offices of the Registrant and its Custodian and Transfer Agent.

Item 29. Management Services.

Other than as set forth or incorporated by reference in Item 6 of the Trust’s Part A and Item 13 and Item 15 in Part B of the Trust’s Registration Statement, the Registrant is not a party to any management-related service contract.

Item 30. Undertakings.

Not applicable.

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SIGNATURES

Master Institutional Money Market Trust has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the County of Suffolk and Commonwealth of Massachusetts, on the 27th day of August, 2003.

MASTER INSTITUTIONAL MONEY MARKET TRUST

By	/s/ WILLIAM M. BREEN (William M. Breen, Treasurer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

	Signature	Title	Date

	/s/ TERRY K. GLENN* (Terry K. Glenn)	President (Principal Executive Officer) and Trustee

	/s/ DAVID O. BEIM* (David O. Beim)	Trustee

	/s/ WILLIAM M. BREEN* (William M. Breen)	Treasurer (Principal Financial and Accounting Officer)

	/s/ JAMES T. FLYNN* (James T. Flynn)	Trustee

	/s/ TODD GOODWIN* (Todd Goodwin)	Trustee

	/s/ GEORGE W. HOLBROOK, JR.* (George W. Holbrook, Jr.)	Trustee

	/s/ W. CARL KESTER* (W. Carl Kester)	Trustee

	/s/ KAREN P. ROBARDS* (Karen P. Robards)	Trustee

*By:	/s/ WILLIAM M. BREEN (William M. Breen, Attorney-in-Fact)		August 27, 2003

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INDEX TO EXHIBITS

Exhibit Number		Description
10	—	Consent of Independent Auditors.